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                                                                      EXHIBIT 15






Texas Utilities Company:

We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the condensed unaudited interim financial information of Texas Utilities Company and subsidiaries for the three-month and twelve-month periods ended March 31, 1994 and 1993, as indicated in our report dated May 10, 1994; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, is incorporated by reference in Registration Statement No. 33-55408 on Form S-3 and Registration Statements No. 33-52395, 33-46674 and 33-48880 on Form S-8.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.




/s/  DELOITTE & TOUCHE
May 10, 1994


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